Exhibit 99.2

Prudential Savings Bank

Dear Depositor of Prudential Savings Bank:

We are pleased to announce that the Boards of Directors of Prudential Savings Bank, Prudential Bancorp, Inc. and Prudential Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby Prudential Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Prudential Bancorp, Inc. of Pennsylvania (other than Prudential Mutual Holding Company) will be exchanged for shares of common stock of a new Pennsylvania corporation called Prudential Bancorp, Inc. We are converting to eliminate the uncertainties associated with the mutual holding company structure, increase the liquidity of our stock and further enhance our capital.

The Proxy Card

We are asking for your vote as a depositor of Prudential Savings Bank. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or by Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
•	existing deposit accounts and loans will not undergo any change; and
•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Prudential Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Prudential Bancorp, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Prudential Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Prudential Bancorp, Inc. Stock Information Center located at 1722 South Broad Street, Philadelphia, Pennsylvania. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Prudential Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date]. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Savings Bank

Dear Depositor of Prudential Savings Bank:

We are pleased to announce that the Boards of Directors of Prudential Savings Bank, Prudential Bancorp, Inc. and Prudential Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby Prudential Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Prudential Bancorp, Inc. of Pennsylvania (other than Prudential Mutual Holding Company) will be exchanged for shares of common stock of a new Pennsylvania corporation called Prudential Bancorp, Inc. We are converting to eliminate the uncertainties associated with the mutual holding company structure, increase the liquidity of our stock and further enhance our capital.

We are asking for your vote as a depositor of Prudential Savings Bank. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or by Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Prudential Bancorp, Inc. or (2) an agent of Prudential Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Savings Bank

Dear Friend of Prudential Savings Bank:

We are pleased to announce that the Boards of Directors of Prudential Savings Bank, Prudential Bancorp, Inc. and Prudential Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby Prudential Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Prudential Bancorp, Inc. of Pennsylvania (other than Prudential Mutual Holding Company) will be exchanged for shares of common stock of a new Pennsylvania corporation called Prudential Bancorp, Inc. We are converting to eliminate the uncertainties associated with the mutual holding company structure, increase the liquidity in our stock and further enhance our capital.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Prudential Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Prudential Bancorp, Inc. and our operations.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Prudential Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Prudential Bancorp, Inc. Stock Information Center located at 1722 South Broad Street, Philadelphia, Pennsylvania. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Prudential Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date]. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Prudential Bancorp, Inc., a newly formed Pennsylvania corporation.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Prudential Savings Bank and Prudential Bancorp, Inc. and the proposed stock offering by the newly formed Prudential Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Prudential Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Prudential Bancorp, Inc. Stock Information Center located at 1722 South Broad Street, Philadelphia, Pennsylvania. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Prudential Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Sandler O'Neill & Partners, L.P.

Dear Prospective Investor:

At the request of Prudential Bancorp, Inc. we have enclosed materials regarding its offering of common stock in connection with the conversion and reorganization of Prudential Mutual Holding Company from the mutual holding company form to the full stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Prudential Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday. If you decide to subscribe for shares, your order must be physically received (not postmarked) by Prudential Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date].

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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[Cover page]

Prudential Savings Bank

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Prudential Savings Bank, Prudential Bancorp, Inc. and Prudential Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby Prudential Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the depositors of Prudential Savings Bank at a special meeting of depositors. The plan must also be approved by Prudential Bancorp, Inc. of Pennsylvania stockholders by at least two-thirds of the outstanding shares of common stock of Prudential Bancorp, Inc. of Pennsylvania, and by at least a majority of the outstanding shares of common stock owned by stockholders other than Prudential Mutual Holding Company.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote "FOR" the conversion and reorganization and return your proxy today.

Q.	Why is Prudential Savings Bank converting from the mutual holding company form to the full stock form of organization?
A.	We are converting to eliminate the uncertainties associated with the mutual holding company structure, increase the liquidity of our stock and further enhance our capital.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?
A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products, or services we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Prudential Savings Bank as of the close of business on [voting record date] (the “Voting Record Date”) are eligible to vote at the special meeting of depositors.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Prudential Bancorp, Inc.?
A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Prudential Bancorp, Inc.

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Q.	How do I vote my proxy?
A.	You can vote by one of the following ways:
•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”
•	By telephone or by internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?
A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?
A.	Prudential Savings Bank’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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[Cover page]

Prudential Bancorp, Inc.

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Prudential Savings Bank, Prudential Bancorp, Inc. and Prudential Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization whereby Prudential Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the depositors of Prudential Savings Bank at a special meeting of depositors. The plan must also be approved by Prudential Bancorp, Inc. of Pennsylvania stockholders by at least two-thirds of the outstanding shares of common stock of Prudential Bancorp, Inc. of Pennsylvania, and by at least a majority of the outstanding shares of common stock owned by the minority stockholders other than Prudential Mutual Holding Company.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is Prudential Savings Bank converting from the mutual holding company form to the full stock form of organization?
A.	We are converting to eliminate the uncertainties associated with the mutual holding company structure, increase the liquidity of our stock and further enhance our capital.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?
A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products, or services we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?
A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?
A.	The common stock of Prudential Bancorp, Inc., a new Pennsylvania corporation, will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Prudential Savings Bank with accounts totaling $50.00 or more at the close of business on December 31, 2011;

2)	Prudential Savings Bank’s tax-qualified employee plans, including the employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of Prudential Savings Bank with accounts totaling $50 or more as of [supplemental eligibility record date]; and

4)	Other Depositors - depositors of Prudential Savings Bank with accounts as of [voting record date].

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Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons residing in the counties in which Prudential Savings Bank has offices, and then to Prudential Bancorp, Inc. of Pennsylvania stockholders as of [stockholder record date] and finally to members of the general public. To the extent any shares remain, shares will be offered for sale to the general public in a syndicated offering or firm commitment underwritten offering.

Q.	Am I guaranteed to receive shares by placing an order?
A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?
A.	Prudential Bancorp, Inc. is offering for sale a maximum of [maximum shares] shares of common stock at a subscription price of $10 per share.

Q.	How much stock can I purchase?
A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $1,000,000 (100,000 shares); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than 5.0% of the shares of common stock sold in the offering. The number of shares you may purchase in the offering plus the number of shares you receive in exchange for any shares of existing Prudential Bancorp that you hold may not exceed 9.9% of the shares to be outstanding upon completion of the conversion.

Q.	How do I order stock?
A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Prudential Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Prudential Bancorp, Inc. Stock Information Center located at 1722 South Broad Street, Philadelphia, Pennsylvania. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Prudential Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on [expiration date]. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?
A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Prudential Savings Bank. Checks and money orders must be made payable to Prudential Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Prudential Savings Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

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Q.	Can I use my Prudential Savings Bank home equity line of credit to subscribe for shares of common stock?
A.	No. Prudential Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Prudential Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?
A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Prudential Bancorp, Inc. no later than 4:00 p.m., Eastern Time on [expiration date].

Q.	Can I subscribe for shares using funds in my IRA at Prudential Savings Bank?
A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Prudential Savings Bank. To use these funds to subscribe for common stock, you need to establish a "self directed" trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?
A.	Yes. Any payment made by check or money order will earn interest at [interest rate]% from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	After the conversion and reorganization, our Board of Directors will have the authority to declare dividends on our shares of common stock. However, while no decision has been made with respect to the payment of dividends, we do not expect to declare any dividends prior to the end of fiscal 2014.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol “PBIP.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Prudential Bancorp, Inc. of Pennsylvania shares I currently own?
A.	The shares of common stock owned by the existing stockholders of Prudential Bancorp, Inc. of Pennsylvania (other than Prudential Mutual Holding Company) will be exchanged for shares of common stock of a new Pennsylvania corporation called Prudential Bancorp, Inc., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

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Additional Information

Q.	What if I have additional questions or require more information?
A.	Prudential Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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SECOND REQUEST

PLEASE SUPPORT US

Prudential Savings Bank

Dear Depositor:

As a follow-up to our recent proxy mailing, our records show that you have not voted ALL of your proxy cards on the proposed plan of conversion and reorganization of Prudential Mutual Holding Company. We value your relationship with Prudential Savings Bank and ask for your support by voting and returning the enclosed proxy card today. You can also vote by telephone or by Internet, as instructed on the card.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted your proxy card(s), please accept our thanks.

•	Let us assure you that voting “FOR” will not affect the terms on deposit accounts or loans.
•	Deposit accounts will continue to be federally insured to the legal maximum.
•	Your Board of Directors recommends that you vote “FOR” the proposal.
•	Voting does not obligate you to buy stock.

Thank you for choosing Prudential Savings Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at [stock center phone #].

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The Plan must be approved by at least a majority of votes eligible to be cast.

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

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An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Prudential Bancorp, Inc.

❖  Members of senior management will discuss Prudential Savings Bank’s operations, past performance and financial history.

❖  You will be able to meet one-on-one with Prudential Savings Bank’s officers to ask questions.

❖  There will be no sales pressure. You will receive Prudential Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in _______. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at [stock center phone #] Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

Prudential Bancorp, Inc. (logo)

Proposed Holding Company for

Prudential Savings Bank

Day, Month __

Location

Address

City, State Zip Code

❖

Day, Month __

Location

Address

City, State Zip Code

Prudential Bancorp, Inc.

(logo)

Proposed Holding Company for

Prudential Savings Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Savings Bank

LOGO

Please Support Us

Vote Your Proxy Card Today

FOR

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts.

Please vote, sign and return all proxy cards that you received.

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Prudential Savings Bank

_______________, 2013

Dear __________:

The Boards of Directors of Prudential Savings Bank, Prudential Bancorp, Inc. of Pennsylvania, Prudential Bancorp, Inc. and Prudential Mutual Holding Company have voted unanimously in favor of a plan of conversion and reorganization, whereby Prudential Mutual Holding Company will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at _______on___ at __4:00 _._, Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at [stock center phone #], Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Bancorp, Inc.

_______________, 2013

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of Prudential Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Prudential Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Prudential Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

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Prudential Bancorp, Inc.

_______________, 2013

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2013; this is your stock purchase date. Trading commenced on the Nasdaq Global Market under the symbol “PBIP” on ________ __, 2013.

Thank you for your interest in Prudential Bancorp, Inc. Your stock certificate will be mailed to you shortly.

Prudential Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

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Prudential Bancorp, Inc.

_______________, 2013

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Depositors or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Prudential Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Global Market under the symbol “PBIP” on ________ __, 2013.

Prudential Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

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Prudential Bancorp, Inc.

_______________, 2013

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Prudential Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Attention: Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Prudential Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Thomas A. Vento

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Bancorp, Inc.

_______________, 2013

Dear Interested Subscriber:

We regret to inform you that Prudential Savings Bank, Prudential Mutual Holding Company and Prudential Bancorp, Inc., the holding company for Prudential Savings Bank, did not accept your order for shares of Prudential Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Prudential Savings Bank, Prudential Mutual Holding Company, and Prudential Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Prudential Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Sandler O'Neill & Partners, L.P.

_______________, 2013

To Our Friends:

We are enclosing material in connection with the stock offering by Prudential Bancorp, Inc., the proposed holding company for Prudential Savings Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern Time, on __________, 2013. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Prudential Bancorp, Inc.

(logo)

An Invitation

To Attend a Community Meeting

Prudential Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Prudential Mutual Holding Company into the full stock form of organization.

[minimum shares] to [maximum shares] shares of Prudential Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at [stock center phone #], Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, August 30, through 12:00 noon Tuesday, September 3, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Prudential Savings Bank, Prudential Mutual Holding Company, Prudential Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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